UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2009

HUIHENG MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-132056 (Commission File Number)	20-4078899 (IRS Employer Identification No.)

Huiheng Building, Gaoxin 7 Street South, Keyuannan Road, Nanshan District, Shenzhen Guangdon, P.R. China 518057 (Address of Principal Executive Offices)	N/A (Zip Code)

86-755-25331511

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       Effective June 6, 2009, Mr. Hui Yang resigned as Corporate Secretary of Huiheng Medical, Inc., a Nevada corporation (the “Company”). Mr. Yang’s resignation did not result from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

(c)       Effective upon Mr. Yang’s resignation, the Board of Directors appointed Mr. Richard Shen, age 43, to serve as Corporate Secretary. Mr. Shen is currently serving and has served since 2007 as Chief Financial Officer of the Company. In addition, Mr. Shen is also a managing partner of Sunlight Investment Limited, an asset management and investment consultant business, where he has served since 2005. From 2002 through 2005, Mr. Shen was a Vice President and Director of New Tech & Telecom Investment Limited. Previously, Mr. Shen served as the General Manager of Touchstone Investment Limited. Mr. Shen received his MBA from York University in Toronto, Canada. Mr. Shen has no family relationships with any of the Company’s directors or executive officers.

          Other than his salary, Mr. Shen has not entered into any related party transaction involving the Company. Mr. Shen’s current compensatory arrangement with the Company will not change as a result of his appointment as Corporate Secretary.

(e)       On June 6, 2009, the Company’s Board of Directors adopted a broad based compensatory plan, with those parties eligible to participate including, but not limited to, Company employees, consultants, advisors, directors and executive officers, all as more fully detailed in Item 8.01(b) below. The information set forth in Item 8.01(b) is hereby incorporated by reference in its entirety into this Item 5.02(e).

Section 8 – Other Events

Item 8.01 Other Events

(a)       The Company has updated its Audit Committee charter and its Compensation Committee charter to reflect revised membership and qualification standards and revised meeting requirements for both the Audit Committee and the Compensation Committee. The description of the revised Audit Committee charter and Compensation Committee charter is qualified in its entirety by reference to the full and complete documents, which are filed hereto as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and incorporated into this Item 8.01 by reference.

(b)       On June 6, 2009, the Board of Directors approved the Huiheng Medical, Inc. 2009 Share Plan (the “Plan”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by permitting them to acquire shares of common stock of the Company. It is anticipated that awards will be granted to the Company’s directors, executive officers and key employees in the future as may be determined by the Compensation Committee of the Company’s Board of Directors from time to time consistent with terms of the Plan. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

          The Plan replaces the Company’s 2007 Share Plan which expired under its terms since the 2007 Share Plan was never approved by the Company’s shareholders. Under the Plan, 1,566,666 shares have been reserved for awards. The number of shares reserved under the Plan is the same number that was reserved under the Company’s 2007 Share Plan. No awards were ever issued under the 2007 Share Plan prior to its expiration.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Huiheng Medical, Inc. 2009 Share Plan
99.1	Amended and Restated Audit Committee Charter
99.2	Amended and Restated Compensation Committee Charter

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUIHENG MEDICAL, INC.,
a Nevada corporation

Dated:	June 6, 2009	By: /s/ Richard Shen
Richard Shen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Huiheng Medical, Inc. 2009 Share Plan
99.1	Amended and Restated Audit Committee Charter
99.2	Amended and Restated Compensation Committee Charter